Exhibit 10.1

SECOND AMENDED AND RESTATED EXCHANGE AGREEMENT

This SECOND AMENDED AND RESTATED EXCHANGE AGREEMENT (this “Agreement”), dated August 18, 2010 (the “Effective Date”) amends, restates and supersedes in its entirety that certain amended and restated exchange agreement dated June 18, 2010 (the “Amended Agreement”), which amended, restated and superseded in its entirety that certain exchange agreement dated February 9, 2010 (the “Original Agreement”).  This Agreement is entered into by and among North American Bio-Energies, LLC, a limited liability company organized and existing under the laws of North Carolina (“NABE”), Incoming, Inc., a Nevada corporation (“Incoming” or the “Company”), and the limited liability company members of NABE set forth in Exhibit A to this Agreement (collectively, the “NABE Members”) (Incoming, NABE and each of the NABE Members, each, a “Party” and collectively, the “Parties”).

WHEREAS, the NABE Members collectively own 100% of the limited liability company membership interests in NABE (the “NABE Interests”);

WHEREAS, the Parties consider it in their best interests for the NABE members to exchange the NABE Interests (defined below) for Two Million Nine Hundred Seventy Thousand (2,970,000) shares of common stock (“Common Stock”) of Incoming, par value $ 0.001 per share (the “Incoming Shares”);

WHEREAS, it is the intention of the Parties that: (i) Incoming shall acquire 100% of the NABE Interests in exchange for the Incoming Shares set forth herein; (ii) said exchange shall qualify as a transaction in securities exempt from registration or qualification under Regulation D of  the Securities Act of 1933, as amended (the “Securities Act”); and

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, and for other good and valuable consideration, the sum and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

SECTION 1
EXCHANGE OF NABE INTERESTS FOR COMMON STOCK

Section 1.1  Exchange of NABE Interests for Incoming Shares.

On the Closing Date (as hereinafter defined) and subject to the terms and conditions set forth in this Agreement, NABE Members shall irrevocably and unconditionally sell, assign, transfer, convey and deliver the NABE Interests (representing 100% of the issued and outstanding NABE Interests) pursuant to an assignment (the “Assignment”) in substantially the form of Exhibit B attached hereto, to Incoming, and Incoming shall accept the NABE Interests from the NABE Members in exchange for the issuance to the NABE Members of the Incoming Shares.  The Incoming Shares shall consist of shares of Class A Common Stock, as well as newly designated Class B Common Stock (as defined in Section 4.5 herein), as allocated and set forth opposite the names of each of the NABE Members in Exhibit A hereto.

Section 1.2   Capitalization.

On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, Incoming shall have authorized 75,000,000 shares of Common Stock, par value $ 0.001 per share, of which 17,234,000 shares shall be issued and outstanding, all of which are duly authorized, validly issued and fully paid.  Incoming has granted options to purchase 2,000,000 shares of Common Stock issued at $.50 per share (collectively, the “Options”) to officers, directors, employees and consultants of Incoming and/or the National Association of Professional Minorities, LLC (“NAPM”).

Section 1.3   Closing.

(a)
The closing of the transactions contemplated by this Agreement (“Closing”) shall take place at 10:00 a.m. E.S.T. on August 20, 2010 or such other date as determined by the Parties (the “Closing Date”) at a place mutually agreed upon by the Parties. At the Closing, NABE Members shall deliver to Incoming the Assignment.  In full consideration and exchange for the NABE Interests, Incoming shall issue and exchange with NABE Members the Incoming Shares.

(b)
On or before the Closing Date, NABE will deliver to Incoming financial statements of NABE (the “NABE Financial Statements”) which Financial Statements shall be reviewed by a Public Company Accounting Oversight Board (“PCAOB”) member firm.  The NABE Financial Statements shall cover all necessary periods and be approved by said PCAOB member firm for filing by Incoming with the United States Securities and Exchange Commission (“SEC”) in a report on Form 8-K, 10-Q, 10-K, or such other forms as Incoming deems necessary and advisable, and shall be accompanied by an unqualified opinion of the PCAOB member firm for all required periods.

(c)
Upon confirmation of acceptance, and clearance of any comments made, by the SEC in respect of the Current Report on Form 8-K (including all Exhibits thereto) disclosing the transaction contemplated herein, ownership of the Incoming Shares shall vest in the NABE members, and ownership of the NABE Interests shall vest in Incoming effective as of the Closing Date.  In the event that the Financial Statements have not been completed and approved by the PCAOB member accounting firm for filing on the Current Report on Form 8-K on or before the Closing Date, Incoming may, in its sole discretion, extend the Closing Date to such time as reviewed Financial Statements become available, or terminate this Agreement pursuant to Section 5.1 herein.

(d)
Upon Closing, Incoming shall take possession and control of all NABE operations, accounts, properties (including without limitation all real estate holdings, intellectual property, and all other property of any nature), and all other assets of NABE,  including but not limited to the assets set forth in Exhibit C to this Agreement.

Section 1.4  Tax Treatment.

Each of NABE and the NABE Members has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this Agreement and the transactions contemplated herein.  With respect to such matters, each of NABE and the NABE Members relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral.  Each of NABE and the NABE Members understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this Agreement or the transactions contemplated herein.

SECTION 2
REPRESENTATIONS AND WARRANTIES OF INCOMING

Except as otherwise provided in this Section 2, Incoming hereby represents, warrants and agrees as follows:

Section 2.1  Corporate Organization.

(a)
Incoming is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and to conduct its business and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by Incoming or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Incoming (an "Incoming Material Adverse Effect").

(b)
Copies of the Articles of Incorporation and By-laws of Incoming, with all amendments thereto as of the date hereof, have been furnished to NABE and the NABE Members, and such copies are accurate and complete in all material respects as of the date hereof. To the knowledge of Incoming, since October 1, 2009, the minute books of Incoming are current as required by law, contain the minutes of all meetings of the Board of Directors and stockholders of Incoming from October 1, 2009 to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and stockholders of Incoming.

Section 2.2  Validity of Incoming Shares.

All of the Incoming Shares will be validly authorized and issued, fully paid and non-assessable issued in compliance with all applicable federal and state securities laws, and the Incoming Shares will be free of liens or encumbrances, provided, however, that the Incoming Shares will be subject to restrictions on transfer under state and/or federal securities laws.  With the exception of the Options, there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of Incoming.

Section 2.3  Subsidiaries.

Other than with respect to NAPM, Incoming does not have any subsidiaries.

Section 2.4  Corporate Power; Authorization and Validity of Agreements.

Incoming will at the Closing Date have all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and upon the execution and delivery by NABE and the NABE Members and the performance of their obligations hereunder, will constitute, a legal, valid and binding obligation of Incoming.  The execution and delivery of this Agreement by Incoming and the consummation by Incoming of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Incoming, and no other corporate proceedings on the part of Incoming are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 2.5  No Conflict or Violation.

The execution, delivery and performance of this Agreement by Incoming do not and will not (i) violate or conflict with any provision of its Articles of Incorporation or By-laws, (ii) violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, (iii) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Incoming is a Party or by which it is bound or to which any of its respective properties or assets is subject, (iv) result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Incoming, or (v) result in the cancellation, modification, revocation or suspension of any of the licenses, franchises or permits to which Incoming is bound.

Section 2.6  Consents and Approvals.

No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by Incoming or the performance by Incoming of its obligations hereunder.

Section 2.7  Absence of Certain Changes or Events.

(a)
As of the date of this Agreement, Incoming does not know or have reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of Incoming.

(b)	There has not been any declaration, setting aside or payment of dividends or distributions with respect to shares of capital stock of Incoming.

Section 2.8  Financial Statements.

The audited balance sheet of Incoming and related statements of operations, cash flow and shareholders' equity (“Incoming Financial Statements”) fairly present in all material respects the financial position of Incoming as of the respective dates thereof.  All notes and statements contained within the Incoming Financial Statements fairly present in all material respects the results of operations, changes in shareholders' equity and cash flows of Incoming for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein.

Section 2.9  Absence of Changes; No Undisclosed Liabilities.

Except as disclosed in any Form 10-K, Form 10-Q, or Form 8-K, Incoming has not incurred any liability material to Incoming on a consolidated basis, except in the ordinary course of its business, consistent with past practices; suffered a change, or any event involving a prospective change, in the business, assets, financial condition, or results of operations of Incoming which has had, or is reasonably likely to have, individually or in the aggregate, an Incoming Material Adverse Effect, (other than as a result of changes or proposed changes in federal or state regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles, and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by Incoming to NABE pursuant hereto); or conducted its business and operations other than in the ordinary course of business and consistent with past practices. Incoming has no liability except for (a) liabilities set forth on the face of the most recent balance sheet included in the Incoming Financial Statements, and (b) liabilities which have arisen after the date of such balance sheet in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, tort, infringement, or violation of law). Incoming is not aware of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any liability which individually or in the aggregate is reasonably likely to have a Incoming Material Adverse Effect.

Section 2.10  Litigation.

There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, threatened against the Company or any subsidiary that may affect the validity of this Agreement or the right of Incoming to enter into this Agreement or to consummate the transactions contemplated hereby.

Section 2.11  Securities Laws.

Except with respect to the failure to file the Late Form 8-K, to Incoming’s knowledge, since October 1, 2009, Incoming has complied in all material respects with all federal and state securities laws, rules and regulations applicable to Incoming.  As of the date of this Agreement, there are no stop orders in effect with respect to any of the Company’s securities.  “Late Form 8-K” means that certain Current Report on Form 8-K required to be filed under (i) Item 1.01 on April 18, 2010, November 10, 2009 and October 1, 2009 related to the loan agreements made with City Capital Corporation, Resilient Innovations, LLC and Ephren Taylor II; (ii) Item 1.01 on June 22, 2010 related to the Amended Agreement entered into with NABE and the NABE Members; and (iii) Item 5.02 on July 27, 2010, related to the appointment of Mr. AbiJaoudi as Chief Operating Officer and a Director.

Section 2.12 Tax.

To the best of Incoming’s knowledge, no taxes are due.

Section 2.13  Survival.

Each of the representations and warranties set forth in this Article II shall be deemed represented and made by Incoming at the Closing as if made at such time and shall survive the Closing Date for a period terminating on the second anniversary of the date of this Agreement.

Section 2.14  Employees.

Incoming has no employee benefit plan, program or arrangement, or employment, or severance agreements.  Except with respect to the New Management Salaries, Incoming’s current officers and directors serve without compensation.  Incoming has no bonus, pension, profit-sharing or other plans or commitments with respect to any of its officers, directors, agents, or any other individuals or entities.  “New Management Salaries” means the following: (i) Mr. AbiJaoudi receives an annual salary as Chief Operating Officer in an amount equal to $72,000; and (ii) Ms. Victoria receives an annual salary as Executive Vice President in an amount equal to $54,000.

SECTION 3
REPRESENTATIONS AND WARRANTIES OF NABE AND NABE MEMBERS

Section 3.1  NABE represents, warrants and agrees as follows:

Section 3.1.1  Organization.

NABE is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of North Carolina, USA, and has all requisite  power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business, is in good standing in each jurisdiction wherein the nature of the business conducted by NABE or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of NABE (a “NABE Material Adverse Effect”).  Copies of the Operating Agreement of NABE with all amendments thereto to as of the date hereof, have been furnished to Incoming, and such copies are accurate and complete as of the date hereof. The books of NABE are current and adequately reflect all material actions taken by the NABE Members.

Section 3.1.2  Authorization and Validity of Agreements.

NABE has all limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by NABE and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action and no other proceedings on the part of NABE are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The NABE Members have approved this Agreement on behalf of NABE and no other approvals are required to consummate the transactions contemplated hereby. NABE Members are competent to execute this Agreement, and have the power to execute and perform this Agreement. No other proceedings on the part of NABE or NABE Members are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.1.3  No Conflict or Violation.

The execution, delivery and performance of this Agreement by NABE or NABE Members does not and will not violate or conflict with any provision of the constituent documents of NABE, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which NABE or NABE Members is a Party or by which it is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of NABE or NABE Members, nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which NABE or NABE Members is bound.

Section 3.1.4  NABE Interests.

Such NABE Member is the record and beneficial owner of all of the outstanding NABE Interests set forth next to his name on Exhibit A attached hereto.  Such NABE Member holds good and indefeasible title to, and rightful possession of the NABE Interests, free and clear of any restrictions on transfer (other than any restrictions under applicable federal and state securities laws), taxes, encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.  Such NABE Member is not a party to any option, warrant, purchase right, or other contract or commitment that could require him to sell, transfer, or otherwise dispose of all or any portion of the NABE Interests (other than this Agreement).  Such NABE Member is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of the NABE Interests.

Section 3.2  Each of the NABE Members jointly and severally represents, warrants and agrees as follows:

Section 3.2.1  Investment Representations.

The Incoming Shares will be acquired hereunder solely for the account of the NABE Members, for investment, and not with a view to the resale or distribution thereof. NABE Members understand and are able to bear any economic risks associated with such investment in the Incoming Shares. NABE Members have had full access to all the information such members consider necessary or appropriate to make informed investment decisions with respect to the Incoming Shares to be acquired under this Agreement. NABE Members further have had an opportunity to ask questions and receive answers from Incoming’s directors regarding Incoming and to obtain additional information (to the extent Incoming’s directors possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such shareholder or to which such shareholder had access. NABE Members are at the time of the offer and execution of this Agreement, either domiciled and resident outside the United States (a “Foreign Shareholder”) and or are each an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act).

Section 3.2.2  Brokers’ Fees.

Such NABE Member has no liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 3.2.3  Disclosure.

This Agreement, the exhibits hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of NABE or the NABE Members in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 3.3  Survival.

Each of the representations and warranties set forth in this Article III shall be deemed represented and made by NABE and the NABE Members at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

SECTION 4
COVENANTS

Section 4.1  Certain Changes and Conduct of Business.

From and after the date of this Agreement and until the Closing Date, Incoming shall conduct its business solely in the ordinary course consistent with past practices and, in a manner consistent with all representations, warranties or covenants of Incoming, and without the prior written consent of NABE will not, except as required or permitted pursuant to the terms hereof:

i.	make any material change in the conduct of its businesses and/or operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

ii.
make any change in its Articles of Incorporation or By-laws; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

iii.
incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, or issue any securities convertible or exchangeable for debt or equity securities of Incoming;

iv.	acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

v.	make or commit to make any material capital expenditures;

vi.	guarantee any indebtedness for borrowed money or any other obligation of any other person;

vii.	take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material respects;

Section 4.2  Access to Properties and Records.

Incoming shall afford to NABE's (and each of the NABE Members’) accountants, counsel and authorized representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of Incoming’s books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting Party all other information concerning Incoming's business as the requesting Party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 4.2 shall affect any representation or warranty of or the conditions to the obligations of any Party.

Section 4.3  Consents and Approvals.

The Parties shall use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement.

Section 4.4  Public Announcement.

Unless otherwise required by applicable law, the Parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

Section 4.5  Class B Common Stock.

Incoming covenants and agrees to designate and issue a class of its Common Stock referred to herein as “Class B Common Stock.”  The holders of Class B Common Stock shall be entitled to two (2) votes for every share held of record and, together with the Class A Common Stock, all voting as a single class, shall possess the requisite voting power for the election of directors and for all other purposes.

SECTION 5
TERMINATION AND ABANDONMENT

Section 5.1  Methods of Termination. This Agreement may be terminated at any time before the Closing:

(a)	By the mutual written consent of NABE, NABE Members, and Incoming;

(b)	By Incoming, upon a material breach of, or change in any representation, warranty, covenant or agreement on the part of NABE or NABE Members set forth in this Agreement prior to the Closing Date.

(c)	By NABE, upon a material breach of, or change in any representation, warranty, covenant or agreement on the part of Incoming set forth in this Agreement prior to the Closing Date.

(d)
By Incoming in the event that the review of the NABE Financial Statements pursuant to Section 1.3(b) of this Agreement have not been completed and approved by the PCAOB member accounting firm for filing on Current Report on Form 8-K on or before the Closing Date.

(e)
By either NABE or Incoming if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties hereto shall use their commercially reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

Section 5.2  Procedure Upon Termination.

In the event of termination of this Agreement by NABE or Incoming pursuant to Section 5.1, written notice thereof shall forthwith be given to the other Parties, this Agreement shall terminate. If this Agreement is terminated as provided herein, no Party to this Agreement shall have any liability or further obligation to any other Party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article V shall relieve any Party of liability for a breach of any provision of this Agreement occurring before such termination.  Upon termination of this Agreement, the Incoming Shares shall be returned to Incoming, and the NABE Interests shall be returned to the NABE Members.

SECTION 6
INDEMNIFICATION

Section 6.1  Indemnification.

Each of the Parties agrees to indemnify and hold such other party, its affiliates, and their respective directors, officers, employees, agents, representatives and assigns (collectively, “Affiliates”) harmless from and against all losses incurred by any Party or its Affiliates, resulting from or relating to any breach or inaccuracy of any representation or warranty contained herein or any breach or nonfullfillment of any covenant contained herein.

SECTION 7
MISCELLANEOUS PROVISIONS

Section 7.1  Survival of Provisions.

No indemnification shall be payable pursuant to Section 6.1 after the applicable survival period set forth in Sections 2.13 and 3.3, except with respect to claims made prior to the termination of the applicable survival periods thereof, but not then resolved.

Section 7.2  Successors and Assigns.

This Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their respective successors and assigns; provided, however, that no Party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other Parties.

Section 7.3  Fees and Expenses.

Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees, costs or expenses.

Section 7.4  Notices.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the Parties, at the addresses provided hereunder, or to such other persons or at such other addresses as shall be furnished by any Party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 7.4 are concerned unless notice of such change shall have been given to such other Party hereto as provided in this Section 7.4:

If to Incoming, to:

Incoming, Inc.
244 5th Avenue, Suite V235
New York, NY 10001
Attn.: Ephren Taylor II, CEO

Tel. No.: (917) 210-1074
Fax No.: (917) 210-1074

If to NABE, to:

North American Bio-Energies, LLC
815-D Virginia Street, SW
Lenoir, NC 28645

If to the NABE Members, to:

R. Samuel Bell, Jr.
500 Northwoods Blvd
Fountain Inn, SC 29644

Section 7.5  Entire Agreement.

This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the Parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements among the Parties relating to the subject matter of this Agreement and all prior drafts of this Agreement (including, without limitation, the Original Agreement and Amended Agreement). No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 7.6  Severability.

This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 7.7  Titles and Headings.

The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 7.8  Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed one and the same agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Section 7.9  Independent Counsel.

Each of NABE and its NABE Member severally acknowledge that each has been advised that each should seek, and has had the opportunity to seek, counsel to review this Agreement (including all exhibits and schedules hereto) and to obtain the advice of such counsel relating thereto.

Section 7.10  Convenience of Forum; Consent to Jurisdiction.

The Parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of the courts of the State of New York located in County of New York, and/or the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any Party to this Agreement by personal service at any place where it may be found or giving notice to such Party as provided in Section 7.4 of this Agreement.

Section 7.11  Governing Law.

This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

Section 7.12  Amendments and Waivers.

No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties hereto. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

IN WITNESS WHEREOF, the Parties hereto have executed this EXCHANGE AGREEMENT as of the date first above written.

North American Bio-Energies, LLC

By:	/s/ Randy Keith Dellinger
Name: Randy Keith Dellinger
Title: Manager

“NABE Members”

/s/ Randy Keith Dellinger
Randy Keith Dellinger

/s/ R. Samuel Bell, Jr.
R. Samuel Bell, Jr.

Incoming, Inc.

By:	/s/ Ephren Taylor II
Name: Ephren Taylor II
Title: Chief Executive Officer

EXHIBIT A

NABE Member	NABE % Held/Transferred to Incoming	Incoming Shares Issued to NABE Member	Share Type
Randy Keith Dellinger	33.34%	990,000	Class A Common Stock
R. Samuel Bell, Jr.	66.66%	1,980,000	Class B Common Stock
TOTAL:	100%	2,970,000

EXHIBIT B

FORM OF

ASSIGNMENT OF MEMBERSHIP INTERESTS

FOR VALUE RECEIVED, each of the undersigned (the “Assignor”) hereby irrevocably, unconditionally and severally assigns to Incoming, Inc. (the “Assignee”), all of his limited liability company membership interests (the “Membership Interests”) (for an aggregate of 100% of the Membership Interests) in North American Bio-Energies, LLC, a North Carolina limited liability company (the “Company”).  Effective as of the date herein, the Assignee shall have the irrevocable and unconditional right to receive from the Company the share of profits that each Assignor would otherwise have been entitled to receive with respect to the Membership Interests being assigned hereunder.  The Assignee assumes all the rights, powers and duties of each Assignor pursuant to the terms and conditions of the Company’s operating agreement dated October 25, 2006, as such may be amended, restated, supplemented or modified from time to time (the “Operating Agreement”) and agrees to be irrevocably and unconditionally bound by the terms and conditions set forth therein with respect to the assigned Membership Interests.

IN WITNESS WHEREOF, the Assignor has signed and sealed this assignment dated as of August [__], 2010.

ASSIGNORS:

R. Samuel Bell, Jr.

Randy Keith Dellinger

ACCEPTANCE

The undersigned hereby accepts the foregoing assignment and agrees to be irrevocably and unconditionally bound by the terms and conditions of the aforementioned Operating Agreement with respect to the assigned Membership Interest.

ASSIGNEE:

INCOMING, INC.

By:
Name: Ephren Taylor II
Title: Chief Executive Officer

EXHIBIT C

NABE ASSETS

Plant and facilities located at:

815-D Virginia Street, SW
Lenoir, NC 28645

	June 30, 2010	December 31, 2009
Current Assets
Cash	$3,655	$12,447
Accounts Receivable, net	51,470	66,351
Inventory	64,399	79,021
Tax credit	164,190	164,190
Total current assets	$283,714	322,009

Property, plant and equipment, net	200,821	224,231
Construction in progress	290,868	285,458

Total Assets	$775,403	$831,698